UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 17, 2014

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 17, 2014, subsidiaries (the Sellers) of Taubman Centers, Inc. (the Company) entered into Purchase and Sale Agreements with an affiliate of Starwood Capital Group Global, L.P., SRP TM Holdings, L.P. (Starwood), pursuant to which Starwood agreed to purchase a portfolio of seven Taubman malls.

The following malls are included in the transactions:

MacArthur Center            Norfolk, Va.
Stony Point Fashion Park        Richmond, Va.
Northlake Mall                Charlotte, N.C.
The Mall at Wellington Green        Wellington, Fla.
The Shops at Willow Bend        Plano, Tex.
The Mall at Partridge Creek        Clinton Township, Mich.
Fairlane Town Center            Dearborn, Mich.

The total consideration for the transactions before transactions costs is approximately $1.405 billion, which includes cash of $785 million and property-level debt to either be defeased or assumed by the buyer of $620 million. The Company's share of cash and property-level debt is expected to be $765 million and $595 million, respectively. The Company’s share of transactions costs and therefore the final net consideration is ultimately dependent on the outcome of the loan assumption and defeasance process, certain costs of which are to be shared by the Company. Transactions costs to be incurred by the Company are currently estimated to be not more than approximately $45 million, but will vary based on, among other things, the actual amount of defeasance, prepayment, and breakage fees incurred.

The debt to be defeased or assumed by the buyer as part of the sale transactions consists of four loans: a $216 million loan secured by Northlake Mall at an interest rate of 5.41 percent maturing in February 2016, a $200 million loan secured by The Mall at Wellington Green at an interest rate of 5.44 percent maturing in May 2015, an amortizing loan of $128 million secured by MacArthur Center, which is swapped to an effective interest rate of 4.97 percent maturing in September 2020, and an amortizing loan of $78 million secured by The Mall at Partridge Creek at an interest rate of 6.15% maturing in July 2020.

The transactions have been approved by the Taubman Centers’ Board of Directors and are subject to customary closing conditions. Closing is not subject to any financing condition. The parties have made customary representations and warranties and covenants in the Purchase and Sale Agreements, including that the Company generally will not compete within 15 miles of any of the seven malls for five years after the final closing. Sellers will indemnify Starwood with respect to breaches by the sellers of specified representations and warranties and other customary matters, subject to customary exceptions, baskets, and a cap (subject to specified indemnification obligations that are not capped.) The Purchase and Sale Agreements may be terminated by either party on December 19, 2014 with respect to any shopping center not closed, and may terminate earlier if certain Seller contingencies are not met or under certain other circumstances. The transactions are expected to close during the fourth quarter of 2014.

The foregoing description of the Purchase and Sale Agreements is not complete and is qualified in its entirety by reference to such agreements filed as Exhibits 2.1 and 2.2, respectively, and each is incorporated herein by reference.

Item 7.01. REGULATION FD DISCLOSURE.

On June 18, 2014, the Company issued a press release announcing that it had entered into the Purchase and Sale Agreements. A copy of the press release is attached hereto as Exhibit 99.1.

The Company intends to initially use the net proceeds to reduce outstanding borrowings under its revolving lines of credit and for general corporate purposes. Cash and amounts available under the revolving lines of credit may be used in the future to repay other outstanding debt, to fund development activity, property acquisitions, to repurchase equity, to fund dividends or a special dividend, and for working capital and other corporate purposes. Because the reduction in net operating income and related interest expense of the properties will be greater than the reduced interest expense on the revolving lines of credit, these transactions are expected to have an initial negative impact on the Company's Funds from Operations per common share. However, as the sales transactions have not yet been completed and some of the specific uses of the proceeds have not yet been determined, the Company is not currently updating its 2014 earnings guidance (as issued on April 24, 2014) for these transactions. Closing is expected to occur during the fourth quarter of 2014.
Other information about the sale and its impact on the future operations and financial results of the Company is contained in the “Taubman / Starwood Capital Transaction” presentation furnished as Exhibit 99.2 attached hereto and is available online at www.taubman.com under "Investing." Any information accessed through the website is not incorporated by reference into, and is not a part of, this document.
The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

The descriptions contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected completion of the transactions contemplated by the Purchase and Sale Agreements, the use of proceeds, pro forma operational and financial data, and the anticipated closing time frame. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included herein are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including that the conditions to one or more closings may not be satisfied, the potential impact on the Company due to the announcement of the disposition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Sale Agreements with respect to any or all of the seven centers, and general economic conditions.  You should review the Company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of additional risks and uncertainties.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description
2.1	Purchase and Sale Agreement, dated June 17, 2014, by and among the Parties listed in Exhibit A (Sellers) and SRP TM Holdings, L.P. (Purchaser). *
2.2	Purchase and Sale Agreement, dated June 17, 2014, by and among Partridge Creek Fashion Park LLC and Purchaser. *
99.1	Press Release, dated June 18, 2014, entitled “Taubman To Sell Seven Malls to Starwood Capital Group”
99.2	Taubman / Starwood Capital Transaction - June 18, 2014

* Certain exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	TAUBMAN CENTERS, INC.

	By:	/s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBITS

Exhibit	Description
2.1	Purchase and Sale Agreement, dated June 17, 2014, by and among the Parties listed in Exhibit A (Sellers) and SRP TM Holdings, L.P. (Purchaser). *
2.2	Purchase and Sale Agreement, dated June 17, 2014, by and among Partridge Creek Fashion Park LLC and Purchaser. *
99.1	Press Release, dated June 18, 2014, entitled “Taubman To Sell Seven Malls to Starwood Capital Group”
99.2	Taubman / Starwood Capital Transaction - June 18, 2014

* Certain exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits will be furnished to the Securities and Exchange Commission upon request.